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                                                                  Exhibit 10.6

                     REAL PROPERTY PUT AND OPTION AGREEMENT

         THIS REAL PROPERTY PUT AND OPTION AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of January, 1997, among MAPLE LANE ACQUISITION LIMITED LIABILITY COMPANY, a Delaware limited liability company, whose address is 31535 Southfield Road, Beverly Hills, Michigan 48025 ("Maple Lane LLC"), LINDEN D. NELSON, having an address at 31535 Southfield Road, Beverly Hills, Michigan 48025, and CREATIVE CONCEPTS IN ADVERTISING, INC., a Michigan corporation, whose address is 31535 Southfield Road, Beverly Hills, Michigan 48025 ("CCA"), based upon the following:

         A. On even date herewith, Maple Lane LLC has transferred and conveyed to CCA certain real property located in the City of Troy, Oakland County, Michigan, as is more particularly described on Exhibit A attached hereto and made a part hereof, together with the rights of way, roadways, easements and appurtenances associated therewith (the "Property"), pursuant to the terms of a Real Property Purchase Agreement between Maple Lane LLC and HA-LO Acquisition Corporation of Michigan, Inc. ("HA-LO Michigan"), dated of even date herewith (the "Purchase Agreement").

         B. The Purchase Agreement was executed and delivered pursuant to the terms of a certain Agreement and Plan of Merger and Plan of Reorganization dated as of October 29, 1996 (the "Merger Agreement"), among HA-LO Industries, Inc., HA-LO Michigan, CCA, the shareholders of CCA and certain entities and individuals affiliated with CCA.

         C. Pursuant to the Purchase Agreement, Maple Lane LLC and HA-LO Michigan agreed that at the closing of the sale of the Property to CCA, Maple Lane LLC and CCA would enter into an agreement granting CCA the right to require that Maple Lane LLC repurchase the Property and granting Maple Lane LLC the right to repurchase the Property.

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         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. THE PUT. CCA shall have the right, exercisable at any time after the date which is two (2) years and one (1) day following the date of this Agreement (the "Initial Date") and before that date which is one hundred twenty (120) days after the Initial Date (the "Put and Option Period"), to require that Maple Lane LLC repurchase the Property and all then existing improvements thereon or associated therewith (the "Improved Property") from CCA (the "Put"). The Put shall be exercised, if at all, by CCA delivering written notice of its exercise to Maple Lane LLC prior to the expiration of the Put and Option Period.

         2. THE OPTION. Maple Lane LLC shall have the right (the "Option"), exercisable at any time during the Put and Option Period, to purchase the Improved Property. The Option shall be exercised, if at all, by Maple Lane LLC delivering written notice of its exercise to CCA prior to the expiration of the Put and Option Period.

         3. REPURCHASE PRICE. The purchase price to be paid by Maple Lane LLC to CCA upon the purchase of the Improved Property (the "Repurchase Price") shall be equal to the sum of (i) One Million Dollars ($1,000,000), and (ii) all construction and development expenses approved by Maple Lane LLC (which approval shall not be unreasonably withheld or delayed) incurred to construct the office building and warehouse improvements to be constructed by CCA for use as its headquarters building (the "Improvements") on the Property in accordance with plans and specifications approved by Maple Lane LLC in the exercise of its reasonable discretion (the "Approved Plans"), together with interest on the amounts set forth in (i) and (ii) above, at the rate available to HA-LO Industries, Inc., under its primary credit facility, unless CCA obtains a specific credit facility for construction of the improvements, in which event the interest rate under that credit facility shall apply. For the

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purposes of this Agreement, (a) so long as Linden D. Nelson remains a member of the Board of Directors of CCA, Maple Lane LLC shall be deemed to have approved all construction and development expenses incurred in connection with the construction of the Improvements unless Linden D. Nelson reasonably objects to and votes against such expenditures at a meeting of the Board of Directors of CCA, and (b) Maple Lane LLC shall be deemed to have approved all construction and development expenses contemplated under the Approved Plans.

         4. CONDITION OF TITLE. Within ten (10) business days following CCA's exercise of the Put or Maple Lane LLC's exercise of the Option, CCA shall deliver to Maple Lane LLC a commitment for policy of title insurance in the form required under the Purchase Agreement, but identifying Maple Lane LLC as the purchaser. It shall be a condition to Maple Lane LLC's obligation to purchase the Property that such commitment for policy of title insurance not disclose any restrictions, liens or encumbrances other than those as are identified on the policy of title insurance issued to CCA upon the closing of the purchase of the Property by CCA or which shall be removed upon the conveyance of the Improved Property to Maple Lane LLC or are permitted under this Paragraph 4. CCA further covenants and agrees not to burden the Property with any easements, restrictions, or other encumbrances that will not be discharged upon the reconveyance of the Property to Maple Lane LLC, without Maple Lane LLC's prior written consent, which shall not be unreasonably withheld or delayed and shall be deemed granted with respect to easements that are necessary for the development of the Property in accordance with the Approved Plans.

         5. CONDITION OF PROPERTY. Except for the construction of the Improvements in accordance with the Approved Plans, the Property shall be delivered to CCA in the condition existing as of the date of this Agreement. Maple Lane LLC acknowledges and agrees that at

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Closing it shall acquire the Property in an "AS-IS, WHERE-IS" physical condition, with all faults and defects. NO REPRESENTATION OR WARRANTY, WRITTEN, ORAL, EXPRESS OR IMPLIED, AS TO THE PHYSICAL CONDITION OR STATE OF REPAIR OF THE PROPERTY OR ANY PART THEREOF, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, HAVE BEEN OR WILL BE MADE BY CCA.

         6. THE CLOSING. The closing of the sale of the Property to Maple Lane LLC (the "Closing") shall occur on a date mutually selected by CCA and Maple Lane LLC (the "Closing Date"), but in no event more than ninety (90) days following the exercise of the Put or the Option, as applicable.

         7. PAYMENT OF REPURCHASE PRICE; DOCUMENTS TO BE EXECUTED AND DELIVERED AT THE CLOSING. At the Closing:

         (a) Maple Lane LLC shall pay the Repurchase Price to CCA by means of certified or cashier's check or wire transfer;

         (b) CCA shall deliver to Maple Lane LLC a Warranty Deed executed on behalf of CCA in the form required under the Purchase Agreement (but with CCA as the Grantor) and a Real Property Transfer Valuation Affidavit on the statutory form;

         (c) CCA and Maple Lane LLC shall execute a closing statement setting forth the calculation of the Repurchase Price and all adjustments and prorations between Maple Lane LLC and CCA with respect to the Property;

         (d) CCA shall execute and deliver to Maple Lane LLC, a non-foreign affidavit or a qualifying statement sufficient in form and substance to relieve Maple Lane LLC of any and all obligations to deduct, withhold or pay any amount of tax pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), or a statement from CCA

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authorizing Maple Lane LLC to deduct and withhold taxes as required by Section
1445 of the Code;

         (e) Maple Lane LLC and CCA shall enter into a Lease of the Improved Property containing the business terms attached to this Agreement as Exhibit C, and containing such other terms and, in such form, as the parties shall mutually agree, the parties agreeing that when such lease form is complete, the parties will amend this Agreement so as to attach such form of lease hereto as Exhibit C-1;

         (f) CCA shall deliver to Maple Lane LLC a certificate of CCA in which CCA represents and warrants to Maple Lane LLC the matters set forth in Paragraph 6 of the Purchase Agreement (modified to reflect the fact that CCA is a Michigan corporation rather than a Delaware limited liability company); and

         (g) CCA and Maple Lane LLC shall each execute and deliver such further documents and instruments as shall be reasonably required to carry out the intent of this Agreement.

         8. CONSTRUCTION OF IMPROVEMENTS; INSURANCE: CCA shall maintain all-risk property insurance with an extended coverage endorsement, insuring the Improvements for their full replacement cost until the expiration of the Put Period and the Option Period. During construction of the Improvements, CCA shall also maintain such other insurance covering the Improvements, including Builder's Risk insurance, as Maple Lane LLC shall reasonably require.

         9. REPORTING COMPLIANCE. Each party hereby agrees to provide to the person responsible for closing the transaction contemplated hereunder, prior to or at closing, all information required to be reported by such person under
Section 6045 of the Code, if such reporting is required under the Treasury Regulations promulgated (or other governmental

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determinations made) pursuant to such Section 6045.

         10. POSSESSION. CCA shall deliver and Maple Lane LLC shall accept possession of the Improved Property upon the Closing Date.

         11. TAXES, PRORATED ITEMS AND CLOSING COSTS. (a) All taxes and assessments, including all unpaid assessments and all assessments payable in installments, which have become a lien upon the Property and are due and payable as of the Closing Date shall be paid in full by CCA. Current taxes shall be prorated and adjusted as of the Closing Date in accordance with the due date basis of the municipality or taxing unit in which the Property is located.

         (b) The state and county transfer tax that will be payable upon the transfer of title from CCA to Maple Lane LLC shall be CCA's obligation.

         12. CASUALTY AND CONDEMNATION. In the event the Put or the Option are exercised and there shall have been any casualty or condemnation affecting the Property prior to the Closing, then the Repurchase Price shall be reduced by any casualty or condemnation proceeds received by CCA and CCA shall assign to Maple Lane LLC all of CCA's rights, claims, and other interests associated with any such casualty or condemnation. CCA further agrees that Maple Lane LLC shall have the right to participate in and approve (which approval shall not be unreasonably withheld or delayed) any settlement of any insurance claims or condemnation proceedings arising prior to the expiration of the Put and Option Period (or the Closing of the Put or Option are exercised).

         13. USE OF WORDS. The pronouns and relative words herein used shall be read interchangeably in masculine, feminine or neuter, singular or plural, as the respective case may be.

         14. NOTICES. All notices, requests, demands, approvals, consents, waivers or

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other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt or refusal to accept receipt if delivered or mailed by registered or certified mail, postage prepaid, or by nationally recognized overnight delivery service, addressed as follows:


                  If to Maple Lane LLC:              Maple Lane Acquisition Limited Liability Company
                                                     31535 Southfield Road
                                                     Beverly Hills, Michigan  48025
                                                     Attention:  Mr. Linden D. Nelson

                  with a required                    Kenneth H. Gold, Esquire
                  copy to:                           Miro Weiner & Kramer
                                                     Suite 100, 500 North Woodward Avenue
                                                     P.O. Box 908
                                                     Bloomfield Hills, Michigan  48303-0908

                  If to CCA:                         Creative Concepts in Advertising, Inc.
                                                     c/o HA-LO Industries, Inc.
                                                     5980 West Touhy Avenue
                                                     Niles, Illinois  60714
                                                     Attention:  Mr. Gregory J. Kilrea, CFO

                  with a required                    Marc S. Roth, Esquire
                  copy to:                           Marc S. Roth & Associates, Ltd.
                                                     176 Ambrogio Drive
                                                     Gurnee, Illinois  60031-9939

                                                     - and -

                                                     Barry J. Shkolnik, Esquire
                                                     Neal, Gerber & Eisenberg
                                                     Two North LaSalle Street,  Suite 2200
                                                     Chicago, Illinois  60602


         15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan relating solely to contracts to be solely performed within the State of Michigan by residents thereof; I.E., without regarding to Michigan's choice of laws principles.

         16. CONTENTS OF AGREEMENT. This Agreement sets forth the entire understanding

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of the parties hereto with respect to the transaction contemplated hereby and may not be amended except by a written instrument executed by the parties hereto. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Each Exhibit attached to this Agreement is incorporated in this Agreement by reference.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery by facsimile of this Agreement or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof.

         18. SUCCESSORS AND ASSIGNS. Prior to the expiration of the Put Period and the Option Period, (i) CCA shall not sell, transfer or convey any portion of the Property or assign its rights hereunder except to an entity owned or controlled by, or under common control with, or controlling, CCA and (ii) Maple Lane LLC shall not transfer or assign its rights hereunder except to an entity owned or controlled by Linden D. Nelson. Except as specifically set forth herein, all of the terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors, and permitted assigns.

         19. COVENANTS RUNNING WITH THE LAND. The terms, covenants, conditions and other provisions contained in this Agreement shall run with the land and be binding upon the Property.

         20. SEVERABILITY. Wherever possible, each term of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. However, if any particular term is prohibited by, invalid or unenforceable under, applicable law, then such term shall be ineffective only to the extent of such prohibition, invalidity, or

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unenforceability, and shall not invalidate the remainder of such term or any of the other terms in this Agreement.

         21. NO PARTNERSHIP. Notwithstanding anything to the contrary contained in this Agreement, the relationship of the parties hereunder is solely that of seller and purchaser, and nothing contained in this Agreement is intended or shall be deemed to create a partnership or joint venture relationship between Maple Lane LLC and CCA.

         22. CAPTIONS. All titles and captions contained in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         23. MEMORANDUM OF AGREEMENT. Each party agrees that if requested by the other party, it shall consent to and execute any notice or memorandum of this Agreement to be recorded in the property records in the county in which the Property is located.

         24. EXECUTION BY LINDEN D. NELSON. Linden D. Nelson is executing this Agreement solely for the purpose of guaranteeing the obligation of Maple Lane LLC to repurchase the Property following the exercise of the Put by CCA.







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         The parties hereto have executed this Real Property Put and Option
Agreement as of the date first above written.


                                         MAPLE LANE ACQUISITION LIMITED
                                          LIABILITY COMPANY,
                                          a Delaware limited liability company


                                         By:
                                            -----------------------------------

                                            Its:
                                                -------------------------------

                                         --------------------------------------
                                         LINDEN D. NELSON


                                         CREATIVE CONCEPTS IN ADVERTISING, INC.,
                                          a Michigan corporation


                                         By:
                                            -----------------------------------

                                            Its:
                                                -------------------------------


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